UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2015

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8345 W. Sunset Road, Suite 200, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, Tropicana Entertainment Inc. (the “Company”) announced the appointment of Theresa (Terry) Glebocki, age 53, as the Company’s new Chief Financial Officer, subject to the receipt of required governmental approvals. Upon receipt of the required governmental approvals, Ms. Glebocki will assume the position of Executive Vice President-Finance, Chief Financial Officer and Treasurer for the Company and its various subsidiaries.

Prior to joining Tropicana Entertainment Inc., Ms. Glebocki worked for Revel Entertainment Group, LLC since 2007 overseeing both the development and financial operations and since 2013 serving as Revel’s Senior Vice President, Chief Financial Officer and Treasurer.  Prior to joining Revel, Ms. Glebocki served in various senior financial management positions for the Trump Atlantic City casino properties between 1991 and 2007, and as an auditor and assistant controller for Bally’s Grand between 1987 and 1991.  Prior to joining the gaming industry, Ms. Glebocki was a senior auditor for Deloitte & Touche. Ms. Glebocki holds a Bachelor of Science degree in Accounting from Lehigh University and holds a Certified Public Accountant license (inactive) issued by the State of Pennsylvania.

There are no arrangements or understandings between Ms. Glebocki and any other person pursuant to which Ms. Glebocki was appointed as an officer of the Company.  There are no family relationships between Ms. Glebocki and any director or executive officer of the Company.  There have been no transactions nor are there any proposed transactions between the Company Ms. Glebocki that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A summary of the material terms and conditions of Ms. Glebocki’s employment offer letter (the “Offer Letter”) is set forth below.  The below description of the Offer Letter does not purport to be complete and it is qualified in its entirety by reference to the Offer Letter, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Ms. Glebocki will receive an initial base salary at the annual rate of $300,000 and will be eligible for an annual salary increase and an annual bonus, the payment and amount of which will be determined by the Company’s senior management and approved by the Company’s Board of Directors in their sole and absolute discretion.   Ms. Glebocki will be entitled to participate in the Company’s benefit programs, made available to similarly situated employees.  Ms. Glebocki’s employment with the Company will be on an at-will basis.  In connection with the Offer Letter, Ms. Glebocki also entered into the Company’s standard form confidentiality and restricted activity agreement.

The Company’s press release dated April 22, 2015 announcing the appointment of Ms. Glebocki is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter

99.1	Press Release dated April 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: April 22, 2015
	By:	/s/ Anthony P. Rodio
	Name:	Anthony P. Rodio
	Title:	President and Chief Executive Officer